EXHIBIT 2.1

                             UNIT PURCHASE AGREEMENT

      This UNIT PURCHASE AGREEMENT (the "Agreement") is entered into as of November 25, 2003, by and among Regent Theaters, LLC, a Texas limited liability company ("Theaters"), Regent Releasing, LLC, a Texas limited liability company ("Releasing"), Advance Display Technologies, a Colorado corporation (the "Purchaser") and Regent Entertainment Partnership, L.P., a Texas limited partnership ("Seller").

                                    RECITALS

      A. Seller owns all of the issued and outstanding membership interests (the "Units") in Theaters and Releasing.

      B. Seller desires to sell, and Purchaser desires to purchase, the Units, on the terms and conditions set forth herein.

      C. In consideration of the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                         AGREEMENT TO SELL AND PURCHASE

     SECTION 1.01 Sale and Purchase. Subject to the terms and conditions hereof, on the date hereof, Seller hereby agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, the Units for $50,000 (the "Purchase Price").

                                   ARTICLE 2

                          CLOSING, DELIVERY AND PAYMENT

     SECTION 2.01 Closing. The closing of the sale and purchase of the Units under this Agreement ("Closing") shall take place on the date hereof at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202 or at such other time and place as Seller and Purchaser may mutually agree.

     SECTION 2.02 Delivery. At Closing, Seller will deliver to Purchaser certificates representing the Units (if the Units are certificated), and Purchaser shall pay to Seller the Purchase Price. If the Units are uncertificated, the delivery of the Purchase Price, together with the execution of this Agreement, will suffice to transfer ownership of the Units.


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                                   ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF Seller and THE COMPANY

      As of the date hereof, Seller and Theaters and Releasing hereby represent and warrant to Purchaser as follows:

     SECTION 3.01 Organization, Good Standing and Qualification. Each of Theaters and Releasing (collectively, the "Companies") is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. The Companies have all requisite corporate power and authority to own and operate their respective properties and assets, to execute and deliver this Agreement, to carry out the provisions of this Agreement and to carry on their respective businesses as presently conducted and as presently proposed to be conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement, to sell the Units and to carry out the provisions of this Agreement. Each of the Companies is duly qualified and authorized to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on it or its business.

     SECTION 3.02 Subsidiaries. Neither of the Companies owns or controls any equity security or other interest of any other business entity. Neither Company is a participant in any joint venture, partnership or similar arrangement.

     SECTION 3.03 Capitalization. The Units are the only issued and outstanding membership interests in the Companies. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or agreements of any kind for the purchase or acquisition from either of the Companies of any of their membership interests, profits interests, or any other securities.

     SECTION 3.04 Authorization; Binding Obligations. All corporate action on the part of each of the Companies and of the Seller, and their respective managers and members, necessary for the authorization of this Agreement and the performance of all obligations of the Companies and Seller hereunder has been taken. This Agreement, when executed and delivered, will be the valid and binding obligations of the Companies and Seller, respectively, enforceable in accordance with its terms, except as enforceability is limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, liquidation conservatorship, reorganization, moratorium or similar laws affecting the enforceability of rights and creditors generally and (ii) general equity principles. Neither the sale of the Units nor the performance of the other transactions contemplated hereby will violate any applicable law, any order of any court or other agency of government, the Articles of Organization or operating agreement of the Companies or Seller, or any other agreement or instrument to which Theaters, Releasing or Seller is a party or by which any of them is bound, or be in conflict with, result in the breach of, or, to their knowledge, constitute (with notice or lapse of time, or both) a default under any such agreement or instrument.

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     SECTION 3.05 Liabilities. Except for its obligations under the Theater
Leases and as set forth on the Financial Statements, the Company, to the best of its knowledge, knows of no material contingent or undisclosed liabilities except liabilities incurred in the ordinary course of business.

     SECTION 3.06 Agreements; Action. Except for the Theater Leases, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise), indebtedness, indemnification, third-party guaranty or other obligations of, or payments to or from, either of the Companies in excess of $50,000, or (ii) provisions restricting either of the Companies' current or proposed business. There are no obligations of either of the Companies to their respective managers, members, employees or affiliates, other than for payment of salary for services rendered or reimbursement for reasonable expenses incurred on behalf of the Company.

     SECTION 3.07 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, or any third party is required by or with respect to Theaters and Releasing in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 3.08 Title to Properties and Assets; Liens, Etc. Each of the Companies has good and marketable title to its properties and assets, and good title to its respective leasehold estates under the Theater Leases and any other leases, in each case subject to no mortgage, pledge, lien, lease, encumbrance or other charge or security interest (collectively, "Encumbrances"). Each of the Companies owns or possesses sufficient legal rights to, or has applied for, all trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted, without any known infringement of the rights of others.

     SECTION 3.09 Compliance with Other Instruments. Neither of the Companies is in violation or default of any term of its Articles of Organization or operating agreement, or of any material provision of the Theater Leases or other material agreements or instrument to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to it that would reasonably be likely to materially and adversely affect its business, assets, liabilities, financial condition or operations.

     SECTION 3.10 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against either of the Companies or their respective assets.

     SECTION 3.11 Employees. Neither Theaters nor Releasing has any collective bargaining agreements or employment agreements with any of their respective employees.

     SECTION 3.12 Title to Units. Seller is the record and beneficial owner of the Units, and at Closing, will convey to Purchaser, good and valid title to the Units, free and clear of all Encumbrances. Seller has the full right and power to sell, assign, exchange, transfer and deliver the Units to Purchaser as provided in this Agreement. Other than the Units, neither Seller nor

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any of its affiliates own any other securities of either of the Companies, including, without limitations, options, warrants, or other rights to acquire securities of either of the Companies.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     SECTION 4.01 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. Upon execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability is limited by
(i) applicable bankruptcy, insolvency, fraudulent conveyance, liquidation conservatorship, reorganization, moratorium or similar laws affecting the enforceability of rights and creditors generally and (ii) general equity principles.

     SECTION 4.02 Investment Representations. Purchaser understands that none of the Units has been registered under the Securities Act of 1933, as amended ("Securities Act"). Purchaser also understands that the Units are being sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Agreement. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Units are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser is acquiring the Units for Purchaser's own account for investment only, and not with a view towards their distribution. Purchaser represents that by reason of its management's business or financial experience, Purchaser has the capacity to make a financial decision in connection with the transactions contemplated in this Agreement. Purchaser has had the opportunity to ask questions of and receive answers from Theaters and Releasing and their management regarding the terms and conditions of this purchase.

                                   ARTICLE 5

                              CONDITIONS TO CLOSING

     SECTION 5.01 Conditions of the Parties' Obligations at the Closing.

        (A) Purchaser's obligations under this Agreement are subject to the full execution and delivery of this Agreement by Theaters, Releasing and Seller, and the full execution and delivery of the Stock Purchase Agreement, dated as of the date hereof, by and among the Purchaser, and certain investors ("Stock Purchase Agreement"), and the Series C Conversion Agreement, the New Debt Exchange Agreement, the Old Debt Exchange Agreement, the Shareholders Agreement, and certain Employment Agreements, each being further described in Stock Purchase Agreement; and

        (B) Seller's and the Companies' obligations under this Agreement are subject to the full execution and delivery of this Agreement by Purchaser, and the full execution and delivery of the Stock Purchase Agreement, the Series C Conversion Agreement, the New Debt

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Exchange Agreement, the Old Debt Exchange Agreement, the Shareholders Agreement,
and certain Employment Agreements.

                                   ARTICLE 6

                                 INDEMNIFICATION

     SECTION 6.01 Indemnification. Seller shall indemnify and hold Purchaser harmless, and Purchaser shall indemnify and hold Seller harmless, from and against any and all losses, claims, damages, expenses or liabilities (including, without limitation, the costs of any investigation or suit and counsel fees related thereto) asserted against, imposed upon or incurred by such other party resulting from a breach by the indemnifying party (which includes the Companies in the case of Seller) of any of its representations, warranties or covenants made in this Agreement.

                                   ARTICLE 7

                                  MISCELLANEOUS

     SECTION 7.01 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Colorado as such laws are applied to agreements between Colorado residents entered into and performed entirely in Colorado.

     SECTION 7.02 Survival. The representations, warranties, covenants and agreements made herein shall survive for a period of two years after the Closing.

     SECTION 7.03 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

     SECTION 7.04 Entire Agreement. This Agreement, and Exhibit A attached hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     SECTION 7.05 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 7.06 Amendment and Waiver. This Agreement may be amended or modified, and provisions waived, only upon the written consent of the parties hereto.

     SECTION 7.07 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally

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recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address provided by Seller and Purchaser.

     SECTION 7.08 Expenses. Each party to this Agreement shall pay the costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

     SECTION 7.09 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     SECTION 7.10 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

     SECTION 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be executed as of the date first above written.

                                      REGENT THEATERS, LLC

                                      By: /S/ STEPHEN P. JARCHOW
                                         -------------------------------
                                      Name:  Stephen P. Jarchow
                                      Title:  Manager


                                      REGENT RELEASING, LLC

                                      By: /S/ STEPHEN P. JARCHOW
                                          ------------------------------
                                      Name:  Stephen P. Jarchow
                                      Title:  Manager


                                      ADVANCE DISPLAY TECHNOLOGIES, INC.

                                      By:/S/ MATTHEW W. SHANKLE
                                         -------------------------------
                                      Name: Matthew W. Shankle
                                      Title:  President


                                      REGENT ENTERTAINMENT PARTNERSHIP, L.P.

                                      By:  REGENT ENTERTAINMENT INC.

                                      By:/S/STEPHEN P. JARCHOW
                                         -------------------------------
                                      Name: Stephen P. Jarchow
                                      Title:  Chairman and CEO

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                                    EXHIBIT A
                                 THEATER LEASES